Exhibit 99.1



                            STOCK PURCHASE AGREEMENT

                                     Between

                      BYRON PREISS MULTIMEDIA COMPANY, INC.

                                       and

                            VIACOM INTERNATIONAL INC.



                           Dated as of March 22, 1995











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                            STOCK PURCHASE AGREEMENT

     STOCK PURCHASE AGREEMENT, dated as of March 22, 1995 (this "Agreement"), by and between BYRON PREISS MULTIMEDIA COMPANY, INC., a New York corporation (the "Company") and VIACOM INTERNATIONAL INC., a Delaware corporation ("Buyer").

                                    RECITALS

     WHEREAS, Buyer desires to acquire, and the Company desires to issue and sell to Buyer, shares of the Company's common stock, par value $.001 per share ("Common Stock") and warrants to purchase shares of the Common Stock, upon the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I.

                      PURCHASE AND SALE OF SHARES; CLOSING

     SECTION 1.01. Purchase and Sale. On the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined in Section 1.02) the Company will sell and Buyer will purchase:

          (i) 852,375 newly issued unregistered shares of Common Stock (the "Common Shares");

          (ii) 315,000 warrants to purchase an aggregate of 315,000 unregistered shares of Common Stock (the "Warrants"); and

          (iii) a number of warrants to purchase up to an aggregate of a number of unregistered shares of Common Stock (the "Exercise Warrants") equal to, at any time, 20% of the shares of Common Stock issuable upon the exercise of stock options (x) granted pursuant to the Company's 1993 Stock Option Plan as such plan is amended (the "1993 Plan") and (y) granted to employees not pursuant to any stock option plan.





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


     The Common Shares and the Warrants will represent, immediately following the issuance thereof, 20% of the total issued and outstanding shares of Common Stock on a fully diluted basis (excluding all employee stock options). The Common Shares, Warrants and Exercise Warrants will represent, immediately following the issuance thereof, at least 20% of the total issued and outstanding shares of Common Stock on a fully diluted basis (including all stock options). The Common Shares, the Warrants and the Exercise Warrants shall collectively be referred to herein as the "Securities." The aggregate purchase price to be paid by the Buyer for the Common Shares, the Warrants and the Exercise Warrants shall be $5,964,000 and shall be referred to herein as the "Purchase Price."

     SECTION 1.02. Closing; Payment of Purchase Price. The closing (the "Closing") of the transactions contemplated by this Agreement shall take place at the offices of Buyer, 1230 Avenue of the Americas, New York, New York 10020, on the date hereof, or at such other place or time as the Company and Buyer may mutually agree (the date and time of the Closing being herein referred to as the "Closing Date").

     SECTION 1.03. Deliveries by the Company. At the Closing, the Company will deliver or cause to be delivered to Buyer the following:

     1. A stock certificate representing the Common Shares and warrants representing the Warrants and the Exercise Warrants with all necessary stock issuance or transfer stamps affixed thereto, duly completed and registered in the name of Buyer on the stock transfer book of the Company;

     2. A legal opinion substantially to the effect set forth in Annex I hereto;

     3. A duly executed stockholder agreement (the "Stockholders Agreement") in substantially the form set forth as Exhibit A hereto (the "Stockholders Agreement");

     4.  Duly  executed  Warrant  Agreements  (the  "Warrant  Agreements"),   in
substantially the forms set forth as Exhibit B-1 and B-2 hereto;

     5. A duly executed Registration Rights Agreement, (the "Registration Rights Agreement"), in substantially the form set forth as Exhibit D hereto;

     6.  A  duly  executed   Software   Development   Agreement  (the  "Software
Development Agreement"), in substantially the form set forth as Exhibit E hereto;

     7. A copy of a duly executed amendment to the employment agreement between the Company and Byron Preiss (the "Amendment"), in substantially the form set forth as Exhibit F hereto;

     8. Evidence that the Company has applied for a key man life insurance policy (the "Insurance Policy") insuring the life of Byron Preiss, of which the Company will be the beneficiary, in an aggregate total amount equal to $2.95 million;





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


     9. A copy of a duly executed amendment to the Agreement, dated April 1, 1994, between the Company and each of Byron Preiss Visual Publications, Inc. and Byron Preiss Electronic Books, Inc., in substantially the form set forth as Exhibit G hereto; and

     10. Evidence that the Common Shares and the Common Stock underlying the Warrants and the Exercise Warrants have been listed for trading on the Boston Stock Exchange and The NASDAQ Stock Market.

     SECTION 1.04. Deliveries by Buyer. At the Closing, Buyer will deliver or cause to be delivered to the Company the following:

     1. $5,964,000 in cash by wire transfer of immediately available funds in accordance with the Company's instructions, which shall be given to Buyer in writing no later than 3 business days prior to the Closing Date;

     2. The opinions, certificates, and other documents contemplated by Section 5.03;

     3. A duly executed Stockholders Agreement;

     4. A duly executed Registration Rights Agreement; and

     5. A duly executed Software Development Agreement.


                                   ARTICLE II.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Buyer as follows:

     SECTION 2.01. Organization and Qualification. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization; (ii) has all requisite power and authority to carry on its business as it is now conducted and to own, lease and operate the properties it now owns, leases or operates at the places currently located and in the manner currently used and operated and (iii) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification or license necessary, except where the failure to so qualify or license would not have a material adverse effect on the Company. The Company has delivered to Buyer true and complete copies of its Certificate of Incorporation and By-laws, each as amended through and in effect on the date hereof.

     SECTION 2.02. Authorization and Validity of Agreement. The Company has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Company's Board of Directors and by all other necessary




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corporate  action  on the part of the  Company.  This  Agreement  has been  duly executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable in accordance with its terms (except insofar as
enforceability   may  be   limited   by   applicable   bankruptcy,   insolvency,
reorganization,   moratorium  or  similar  laws  affecting   creditors'   rights
generally, or by principles governing the availability of equitable remedies).

     SECTION 2.03. Capitalization. (a) The Common Shares and the Warrants will represent, immediately following the issuance thereof, 20% of the total issued and outstanding shares of Common Stock on a fully diluted basis (excluding all employee stock options). The Common Shares, Warrants and Exercise Warrants will represent, immediately following the issuance thereof, at least 20% of the total issued and outstanding shares of Common Stock on a fully diluted basis (including all stock options). The Exercise Warrants will represent, at any time, at least 20% of the total shares of Common Stock issuable upon the exercise of stock options granted (x) pursuant to the 1993 Plan and (y) to employees not pursuant to a stock option plan. On the date hereof, the authorized capital stock of the Company consists of (i) 30,000,000 shares of Common Stock and (ii) 5,000,000 shares of blank check preferred stock, par value $.001 per share (the "Preferred Stock"). As of the close of business on March 20, 1995: (i) 3,409,500 shares of Common Stock were issued and outstanding, 60,333 shares were reserved for issuance upon exercise of outstanding stock options, 1,260,000 shares were received for issuance upon exercise of outstanding warrants and no shares were held by the Company in its treasury and
(ii) none of the shares of Preferred Stock were issued and outstanding. All issued and outstanding shares of Common Stock have been validly issued and are fully paid and non assessable, are not subject to and have not been issued in violation of any preemptive rights and have not been issued in violation of any federal or state securities laws. All outstanding warrants and all other securities, evidencing the right to purchase, or convertible into, any shares of Common Stock have been validly issued and are validly outstanding. All shares of Common Stock into or for which any security or warrant is convertible or exercisable, upon conversion or exercise in accordance with its terms, will be validly issued, fully paid and non-assessable. The respective rights, preferences, privileges, limitations and restrictions of Common Stock, and Preferred Stock are as set forth in the Company's Certificate of Incorporation. On the date hereof, there are no issued or outstanding bonds, debentures, notes or other indebtedness of the Company which have the right to vote (or which are convertible into other securities having the right to vote) on any matters on which stockholders of the Company may vote ("Voting Debt"). Except as set forth in the Prospectus (as hereinafter defined), there are not as of the date hereof any outstanding or authorized subscriptions, options, warrants, calls, rights, commitments or any other agreements of any character to or by which the Company is a party or is bound which, directly or indirectly, obligate the Company to issue, deliver or sell or cause to be issued, delivered or sold any shares of Common Stock, Preferred Stock or any other capital stock, equity interest or Voting Debt of the Company or any securities convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for any such shares, interests or Voting Debt or obligating the Company to grant, extend or enter into any such subscription, option, warrant, call or right. Since the close of business on March 20, 1994, no shares of capital stock of the Company have been issued or have been transferred from the Company's treasury. Except as set forth in the Prospectus or on Schedule 2.03 hereto, the Company has not adopted, authorized or assumed any plans, arrangements or practices for the benefit of its officers, employees or directors which require or permit the issuance, sale, purchase or grant of any capital stock, other equity interests or Voting Debt of



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the  Company  or any  other  securities  convertible  into,  or  exercisable  or exchangeable for, any such stock, interests or Voting Debt or any phantom shares, phantom equity interests or stock or equity appreciation rights. Except as set forth in the Prospectus or on Schedule 2.03 hereto, there are not as of the date hereof any outstanding or authorized subscriptions, options, warrants, calls, rights, commitments or other agreements of any character that, directly or indirectly, (x) call for or relate to the sale, pledge, transfer or other disposition by the Company of any shares of capital stock, or other equity interests or any Voting Debt of the Company or (y) relate to the voting or control of such capital stock, or other equity interests or Voting Debt.

     (b) The Securities, upon issuance and delivery in accordance with the terms and conditions of this Agreement and the shares of Common Stock issuable upon conversion of the Warrants and the Exercise Warrants, will be duly authorized, validly issued, fully paid and non-assessable, will be free of any liens, claims, charges, security interests, pledges, voting or shareholder agreements (except as contemplated hereby) or encumbrances of any kind whatsoever, will not be issued in violation of any preemptive rights and will vest in Buyer full rights with respect thereto, including, to the extent the Securities have voting rights, the right to vote such Securities on all matters properly presented to the stockholders of the Company.

     SECTION 2.04. Subsidiaries. The Company does not have any subsidiaries. The Company does not have any affiliated companies and does not otherwise own or control, directly or indirectly, any equity or other ownership interest in any corporation, joint venture, limited partnership, association or other business entity other than as described in the Prospectus.

     SECTION 2.05. Reports and Financial Statements. The Company has heretofore made available to Buyer true and complete copies of all reports, registration statements, definitive proxy statements and other documents (in each case together with all amendments and supplements thereto) filed by the Company with the Securities and Exchange Commission (the "Commission") since May 11, 1994 (such reports, registration statements, definitive proxy statements and other documents, together with any amendments and supplements thereto, are sometimes collectively referred to as the "Company Commission Filings" and the prospectus of the Company dated May 11, 1994 is referred to herein as the "Prospectus"). The Company Commission Filings constitute all of the documents (other than preliminary materials) that the Company was required to file with the Commission since such date. As of their respective dates, each of the Company Commission Filings complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations under each such Act, and none of the Company Commission Filings contained as of such date any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. When filed with the Commission, the financial statements included in the Company Commission Filings complied as to form in all material respects with the applicable rules and regulations of the Commission and were



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

prepared in accordance with generally accepted accounting principles (as in effect from time to time) applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto), and such financial statements fairly present in all material respects the financial position of the Company as at the dates thereof and the results of its operations and its cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments. Since September 30, 1994, except as disclosed in the Company Commission Filings filed with the Commission prior to the date hereof, the Company has not incurred any liability or obligation of any kind, outside of the ordinary course of business which, in any case or in the aggregate, is material to the business, assets, results of operations or financial condition of the Company.

     SECTION 2.06. No Undisclosed Liabilities. Except for liabilities and obligations incurred in the ordinary course of business since September 30, 1994, as of the date hereof, (i) the Company does not have any material liabilities or obligations (absolute, accrued, contingent or otherwise) and (ii) to the Company's knowledge, there has not been any aspect of the prior or current conduct of the business of the Company which may form the basis for any claim by any third party which if asserted could result in any such material liabilities or obligations, which are not fully reflected, reserved against or disclosed in the consolidated balance sheet of the Company included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1994.

     SECTION 2.07. No Approvals or Notices Required; No Conflict with Instruments. Except as described on Schedule 2.07, the execution and delivery by the Company of this Agreement do not, and the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby will not:

          (i) conflict with or violate the Certificate of Incorporation or By-laws of the Company;

          (ii) require any consent, approval, order or authorization of or other action by any Governmental Entity (as defined in clause (v) of this Section 2.07) (a "Government Consent") or any registration, qualification, declaration or filing with or notice to any Governmental Entity (a "Governmental Filing"), in each case on the part of or with respect to the Company, the absence or omission of which would, either individually or in the aggregate, have a material adverse effect on the transactions contemplated hereby or on the business, assets, results of operations or financial condition of the Company;

          (iii) require any consent by or approval of (a "Contract Consent") or notice to (a "Contract Notice") any other person or entity (other than a Governmental Entity), the absence or omission of which would, either individually or in the aggregate, have a material adverse effect on the transactions contemplated hereby or on the business, assets, results of operations or financial condition of the Company;

          (iv) conflict with, result in any violation or breach of or default (with or without notice or lapse of time, or both) under, or give rise to a




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     right of termination, cancellation or acceleration of any obligation or the loss of any material benefit under or the creation of any lien, security interest, pledge, charge, claim, option, right to acquire, restriction on transfer, voting restriction or agreement, or any other restriction or encumbrance of any nature whatsoever on any material assets pursuant to (any such conflict, violation, breach, default, right of termination,
     cancellation  or  acceleration,   loss  or  creation,  a  "Violation")  any
     "Contract" (which term shall mean and include any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument, employee benefit plan or practice, or other material agreement, obligation, commitment or concession of any nature) to which the Company is a party, by which the Company or any of its assets or properties is bound or affected or pursuant to which the Company is entitled to any rights or benefits, except for such Violations which would not, either individually or in the aggregate, have a material adverse effect on the transactions contemplated hereby or on the business, assets, results of operations or financial condition of the Company; or

          (v) result in a Violation of, under or pursuant to any law, rule, regulation, order, judgment or decree applicable to the Company or by which any of its properties or assets are bound or affected. As used herein, the term "Governmental Entity" means and includes any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign.

     SECTION 2.08. Absence of Certain Changes or Events. Except as otherwise disclosed in the Company Commission Filings (not including any Exhibits thereto) filed with the Commission prior to the date hereof, during the period commencing on September 30, 1994 and ending on the date of this Agreement, there has not been any material adverse change in, and no event has occurred and no condition exists which, individually or together with other events or conditions, has had or, insofar as can reasonably be foreseen, is likely to have, a material adverse effect on, the business, assets, results of operations, condition (financial or other) of the Company.

     SECTION 2.09. Legal Proceedings. Except as set forth in the Prospectus or on Schedule 2.09 hereto, there is no suit, action or proceeding pending or, to the knowledge of the Company, any investigation pending or any suit, action, proceeding or investigation threatened against, involving or affecting the Company, or any of its properties or rights, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Company, which does or would likely (i) result in the modification, termination, suspension, impairment or reformation of any material contract to which the Company is a party; (ii) materially adversely affect the manner in which the Company conducts its business; (iii) adversely affect the ability of the Company to consummate any of the transactions contemplated hereby; or (iv) have a material adverse effect on the business, assets, results of operations or condition (financial or other) of the Company.

     SECTION 2.10. Licenses; Compliance With Regulatory Requirements . The Company holds all licenses, franchises, ordinances, authorizations, permits, certificates, variances, exemptions, orders and approvals, domestic or foreign




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(collectively,  the  "Licenses")  which are  material  to the  operation  of the business of the Company, except for such Licenses which the failure to hold would not have a material adverse effect on the business, assets, results of operations, condition (financial or otherwise) of the Company. The Company is in substantial compliance with, and has conducted its business so as to comply with, the terms of their respective Licenses and with all applicable laws, rules, regulations, ordinances and codes, domestic or foreign, including laws, rules, regulations, ordinances and codes relating to the protection of the environment, except where the failure so to comply has not had, either individually or in the aggregate, a material adverse effect on the business, assets, results of operations, condition (financial or other) of the Company. To the knowledge of the Company, the Company has not engaged in any activity that would cause revocation or suspension of any such material Licenses. No action or proceeding looking to or contemplating the revocation or suspension of any of such material Licenses is pending or, to the knowledge of the Company, threatened.

         SECTION 2.11.   Intellectual Property

     (a) As set forth in this Agreement "Intellectual Property" means all copyrights, copyright registrations, copyright registration applications, patents, patent registrations, patent registration applications, trade or service marks, trade or service mark registrations or applications, trade names, trade name registrations, trade name registration applications, logo types, processes, inventions, designs, technical data, trade secrets, know-how, formulae, software, source code and documentation and all tangible embodiments thereof (in whatever form or medium) applied for, issued to or owned by the Company or which are licensed and franchised to the Company, or in which the Company has a material interest and all similar intellectual property rights (whether or not any registration or filing has been made in respect thereto). The Company has all necessary software, copyrights and other rights to publish its existing titles, subject to the term of the licenses granted to the Company with respect to such titles. Schedule 2.11 hereto sets forth, in all material respects, a true, complete and correct list of (i) all significant titles (both published, unpublished and in process) and primary licensors which are material to the Company, (ii) significant patents, patent applications, trade or service marks, trade or service mark registration applications, trade names, trade name registrations, trade name registration applications, applied for, issued to or owned by the Company or which are licensed or franchised to the Company, or in which the Company has a material interest and which are material to the business of the Company, (iii) each material license agreement in respect of Intellectual Property pursuant to which the Company has granted or licensed rights, (iv) for primary titles or imprints in existences as of the date hereof, each material registration with, material filing in or material issuance by a governmental agency or authority of the Untied States, or of any of the states thereof, or of foreign jurisdictions by the Company or any of its employees or consultants with respect thereto, and (v) each agreement with a third party pursuant to which each such third party is developing in excess of 50% of any title.

     (b) Except as set forth on Schedule 2.11 hereto,

               (i) subject to and/or with the exception of advance royalty obligations and any other contractual restrictions, the Company owns, has the right to use, sell, license, prepare derivative works for, or dispose of all Intellectual Property required for or incident to the development, manufacture, operation and sale of all products and services in the manner currently sold by the Company free and clear of any material rights, liens or claims of others, and has the right to bring actions for the infringement or misappropriation of the Intellectual Property;

               (ii) the Company owns or has the current right to use all software and/or programs of others required for the conduct of its business;

               (iii) the execution, delivery and performance of this Agreement and the consummation of the agreements contemplated herein will not breach, violate or conflict with any material instrument or agreement governing any Intellectual Property right, will not cause the forfeiture or termination of any Intellectual Property right or in any way materially exclude the right of the Company to use, sell, license or dispose of or to bring any action for the infringement of, any material Intellectual Property right;

               (iv) the manufacture, marketing, modification, license, sale or use of the Intellectual Property used by the Company in connection with the conduct or operation of the Company's business does not violate any license or agreement with any third party or infringe any license or agreement with any third party or infringe any proprietary right or interest of any other party, there are no pending or, to the Company's knowledge, threatened claims or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Intellectual Property that is required in connection with the conduct or operation of the Company's business, nor is there any reasonable basis for any such claim, nor has the Company received any written notice asserting that any Intellectual Property right, or the proposed use, sale, license or disposition thereof by it conflicts or will conflict with the rights of any other party, nor is there any reasonable basis for any such assertion; (v) the Company has taken reasonably prudent measures to protect confidential Intellectual Property of the Company; all persons engaged or employed by the Company in any capacity having access to or knowledge of the Intellectual Property of a confidential nature that is necessary or required or otherwise used for or in connection with the conduct or operation of the Company's business have entered into appropriate non-disclosure agreements with the Company;

               (vi) the Company has not disposed of or permitted to lapse any material rights to the use of any Intellectual Property or any other tangible asset of material value to the Company's business which disposal or lapse would likely have a material adverse effect on the Company;

               (vii) no person (except for employees of the Company whose rights are limited to those which are for the benefit of the Company) has any current, conditional or contingent right to have available to it any Intellectual Property of the Company (including, without limitation, source codes in respect of software) which is generally not available to the public and/or which is or ought reasonably to be considered confidential or proprietary information.

     (c) Except as disclosed under "Risk Factors -- Software Technology; Lack of Patent Protection and Clearance of Rights; Trademarks" in the Prospectus, the Company currently possesses all material licenses and sublicenses required to operate the business of the Company.

     (d) Except as disclosed in the Company Commission Filings, to the Company's knowledge, there are no infringers of the Intellectual Property and the Company has not learned of or communicated with any third party considered by the Company actually or possibly to be infringing any of the Intellectual Property.

     (e)  All  payments,   including   maintenance  fees,  and  all  filing  and
registrations (including but not limited to such filings as may be made to render a trademark registration incontestable) have been made with respect to the Intellectual Property which are required to be made so as to maintain the Intellectual Property in full force and effect.

     SECTION 2.12. Brokers or Finders. Except as set forth on Schedule 2.12, no agent, broker, investment banker, financial advisor or other person or entity is or will be entitled, by reason of any agreement, act or statement by the Company or any of its directors, officers, employees or affiliates, to any financial advisory, broker's, finder's or similar fee or commission, to reimbursement of expenses or to indemnification or contribution in connection with any of the transactions contemplated by this Agreement, and the Company hereby covenants and agrees to indemnify and hold Buyer harmless from and against any and all claims, liabilities or obligations with respect to any such fees, commissions, expenses or claims for indemnification or contribution asserted by any person listed on Schedule 2.12.

     SECTION 2.13. Tax Matters. Except as set forth on Schedule 2.13 hereto, to the knowledge of the Company (i) there has been duly filed by or on behalf of the Company, or filing extensions from the appropriate federal, state, foreign and local Governmental Entities have been obtained with respect to, all material federal, state, foreign and local tax returns and reports required to be filed on or prior to the date hereof, (ii) payment in full or adequate provision for the payment of all taxes required to be paid in respect of the periods covered by such tax returns and reports has been made (except in respect of state, local and foreign taxes which are in the aggregate immaterial in amount) and (iii) a reserve which the Company reasonably believes to be adequate has been set up for the payment of all such taxes anticipated to be payable in respect of periods through the date hereof. None of the federal income tax returns required to be filed by or on behalf of the Company under the Internal Revenue Code of 1986, as amended, or any predecessor statute (the "Company Returns") are currently under examination by the Internal Revenue Service ("IRS"). There have not been any deficiencies or assessments asserted in writing by the IRS with respect to the Company Returns. The Company has not with regard to any assets or property held, acquired or to be acquired by the Company, filed a consent pursuant to Section 341(f) of the Code or any predecessor statute. For the purpose of this Agreement, the term "tax" (including, with correlative meaning, the terms "taxes" and "taxable") shall include all material federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts.

     SECTION 2.14. Employees. (a) No employee, consultant or agent of the Company is, or to the Company's knowledge, will be, based upon the business and activities taken or proposed to be taken by the Company, in violation of any term of any employment contract, confidentiality or non-disclosure agreement or any other contract, agreement, commitment or understanding relating to the relationship of such employee, consultant or agent with the Company or any other party which violation would have a material adverse impact on the business or properties of the Company.

     (b) Each significant employee or consultant of the Company with access to confidential or proprietary information of the Company has executed an agreement obligating such employee, consultant, contractor or agent to hold confidential the Company's proprietary information.

     (c) There is no strike, labor dispute or union organization activity pending or threatened between the Company and its employees. None of the Company's employees belongs to any union or collective bargaining unit.

     (d) Except as described in the Prospectus or as listed on Schedule 2.14 hereto, the Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement.

     (e) The Company is not aware that any officer or key employee intends to terminate employment with the Company.

     (f) Except as disclosed on Schedule 2.14, the Company is not a party to, or obligated or bound under, any conciliation agreement, letter of commitment, consent decree, order, or other agreement or obligation with any Government Entity with regard to its employees, or its employment or hiring practices, or to health and safety standards applicable to employees.

     SECTION 2.15. Compliance with Charter and Contracts. (a) The Company is not in violation of any term of its charter, or by-laws, which violation would have a material adverse effect on the Company.

     (b) The Company has filed with the Commission copies of all agreements, leases, license agreements and other material contracts to which the Company is a party or may be bound that, after consultation with its legal counsel, the Company reasonably believes are required to be filed under the Securities Act and the Exchange Act. Except as set forth in Schedule 2.15 hereto, each of such agreements, leases, license agreements and contracts is in full force and effect (other than those which have expired or terminated pursuant to their terms or by mutual agreement of the Company and each other party thereto since the filing thereof), and (i) neither the Company, or to the Company's knowledge, any other party thereto, has materially breached or is in default thereunder, (ii) no event has occurred which, with the passage of time or the giving of notice, would constitute such a material breach or default, (iii) no claim of material default thereunder has, to the Company's knowledge, been asserted or threatened and (iv) neither the Company, or to the Company's knowledge, any other party thereto is seeking the renegotiation thereof or substitute performance thereunder, except where such material breach or default, or attempted renegotiation or substitute performance, individually or in the aggregate, would not have a material adverse effect on the business, assets, results of operations, condition (financial or other) of the Company.

     SECTION 2.16. Transactions with Related Parties. Except as disclosed in the Prospectus or as set forth in Schedule 2.16, the Company has not engaged in any transaction which involves an amount in excess of $25,000, with an employee, officer or director of the Company or any affiliate of such employee, officer or director. For purposes of this section an "affiliate" as to any Person means another Person which controls, is controlled by or is under common control with such Person. "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental body or other entity, of whatever nature.

                                  ARTICLE III.

                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby  represents  and  warrants to the Company as follows:

     SECTION 3.01. Organization and Authority. Buyer (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and (ii) has all requisite corporate power and authority to conduct its business as it is now being conducted and to enter into this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby. The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and is a valid and binding obligation of Buyer, enforceable in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

     SECTION 3.02. No Approvals or Notices Required; No Conflict with Instruments. The execution and delivery by Buyer of this Agreement do not, and the performance by Buyer of its obligations hereunder and the consummation of the transactions contemplated hereby will not:

               (i) conflict with or violate the Certificate of Incorporation, as amended, or By-laws, as amended, of Buyer;

               (ii) require any Government Consent or Governmental Filing, in each case on the part of or with respect to Buyer, the absence or omission of which would, either individually or in the aggregate, have a material adverse effect on the transactions contemplated hereby;

               (iii) require, on the part of Buyer any Contract Consent or Contract Notice, the absence or omission of which would, either individually or in the aggregate, have a material adverse effect on the transactions contemplated hereby;

               (iv) conflict with or result in any Violation of any Contract to which Buyer is a party, or by which Buyer or any of its assets or properties is bound or affected, except for such Violations which would not, either individually or in the aggregate, have a material adverse effect on the transactions contemplated hereby; or

               (v) result in a Violation of, under or pursuant to any law, rule, regulation, order, judgment or decree applicable to Buyer or by which any of its properties or assets are bound or affected, except for such Violations which would not, either individually or in the aggregate, have a material adverse effect on the transactions contemplated hereby.

     SECTION 3.03. Investment Purpose. Buyer is acquiring the Shares solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof in any transaction which would be in violation of the securities laws of the United States of America or any state thereof, except that nothing contained in this Agreement shall restrict Buyer's right to sell such Shares in a registered offering pursuant to the registration rights provided for pursuant to the Registration Rights Agreement. Buyer understands that the certificate representing the Shares will contain a legend stating in substance:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933 and such shares may not be sold or transferred unless such sale or transfer will be effected in accordance with the registration requirements of the Securities Act of 1933, as at that time amended, or in accordance with any exemption from the registration requirements of such Act, which may then be available thereto."

     Buyer understands and acknowledges that the Securities are not registered under the Securities Act and that the Company will deliver unlegended certificates in exchange for the certificate bearing such legend only in the event that (i) Buyer transfers shares represented by such certificate pursuant to and in the manner provided for in an effective registration statement covering the transfer or sale of such shares or (ii) Buyer shall have delivered to the Company a letter from the staff of the Commission, or an opinion of counsel in form and substance satisfactory to the Company, to the effect that the Shares in question may be transferred without registration under the Securities Act.

     SECTION 3.04 Litigation. There is no suit, action or proceeding pending or to the knowledge of the Buyer, any investigation pending or any suit, action, proceeding or investigation threatened against, involving or affecting the

Buyer which would (i) adversely affect or seek to prevent the consummation of any of the transactions contemplated hereby or (ii) have a material adverse effect on the business, assets, results of operations or condition (financial or other) of the Buyer.

     SECTION 3.05 Accredited Investor. Buyer is an "accredited investor" as such term is defined in Rule 501 of Regulation D, as promulgated under the Securities Act.

                                   ARTICLE IV.

                             POST-CLOSING COVENANTS

     SECTION 4.01. Confidentiality. Each party shall, and shall use its reasonable efforts to cause its affiliates, directors, officers, agents, advisors, employees and authorized representatives (collectively, "Agents") to,
(i) hold in confidence all confidential information obtained by it from the disclosing party or such disclosing party's Agents pursuant to this Agreement (unless such information (a) is or becomes generally available to the public or the publishing industry other than as a result of wrongful acts of the non-disclosing party, (b) is in the possession of the non-disclosing party or its Agents prior to such disclosure (not by unlawful means), (c) is disclosed to the non-disclosing party or its Agents on a non-confidential basis by a person other than the disclosing party or its Agents that, to the non-disclosing party's knowledge, is not restricted from disclosing such information to the non-disclosing party by any contractual, fiduciary or other legal obligation or
(d)  is  developed  by the  non-disclosing  party  without  the  benefit  of the confidential information) and (ii) use all such data and information for the purpose of consummating the transactions contemplated hereby, except, that the parties may disclose such information (x) as required by law or securities market rule or regulation or (y) in connection with legal proceedings relating to or arising out of the transactions contemplated hereby. In the event a party is required by clauses (x) and (y) of the preceding sentence to disclose any confidential information of the disclosing party such non-disclosing party will
(i) promptly notify the disclosing party of the existence, terms and circumstances surrounding such a request, (ii) consult with the disclosing party on the advisability of taking legally available steps to resist or narrow such request, and (iii) if disclosure of such information is required, furnish only such portion of the information as it is legally compelled to disclose and exercise its reasonable best efforts to obtain, at the disclosing party's expense, an order or other reliable assurance that confidential treatment will be accorded to such portion of the disclosed information that the disclosing party may designate. In the event this Agreement is terminated, each party shall within three business days return or destroy (and certify to the other party the destruction of), if so requested by the other party, all nonpublic documents obtained from such other party in connection with the transactions contemplated hereby and any copies thereof which may have been made by such first party and shall use its reasonable efforts to cause its Agents to whom such documents were furnished promptly to return or destroy (and certify to the other party the destruction of) such documents and any copies thereof any of them may have made.

     SECTION 4.02. Public Announcements. Neither Buyer nor the Company shall (and each such party shall use its reasonable efforts to cause its subsidiaries, affiliates, directors, officers, employees and authorized representatives not

to), issue any press release, make any public announcement or furnish any written statement to its employees or stockholders generally concerning the transactions contemplated by this Agreement without the consent of the other party (which consent shall not be unreasonably withheld), except to the extent required by applicable law or the applicable requirements of applicable stock exchange rules (including The NASDAQ Stock Market) (and in either such case such party shall, to the extent consistent with timely compliance with such requirement, consult with the other party prior to making the required release, announcement or statement).

     SECTION 4.03. Distribution Agreement. The Company and Buyer shall negotiate in good faith to enter into distribution arrangements (subject to any appropriate limitations) pursuant to which Buyer will distribute certain discrete products of the Company, on such terms and conditions as may be mutually acceptable.

     SECTION 4.04. Key Man Life Insurance. The Company will use its best efforts to prosecute the application for the Insurance Policy and cause such Insurance Policy to be obtained. The Company will maintain the key man life insurance policy, insuring the life of Byron Preiss in the amount of $1,700,000, of which the Company is the beneficiary for $1,000,000, until the Insurance Policy has been obtained.

     SECTION 4.05. Dividends. As long as Buyer holds at least 5% of the total issued and outstanding shares of Common Stock of the Company on a fully diluted basis, the Company may not pay cash dividends to its shareholders without Buyer's consent, which consent, cannot be unreasonably withheld.

     SECTION 4.06. Additional Warrants. If the Company enters into an agreement with Baseline Publishing Inc. ("Baseline") pursuant to which the Company issues shares of Common Stock, the Company and the Buyer shall enter into a Warrant Agreement substantially in the form of Exhibit B-1 hereto containing an exercise price of $7.00 per share of Common Stock, pursuant to which the Buyer will be granted warrants to purchase shares of Common Stock in an amount equal to 20% of the shares of Common Stock issued to Baseline.

     SECTION 4.07. Purchase Restrictions. Buyer agrees that from the date hereof until 30 months from the date hereof, it will not acquire directly or indirectly, by any means other than pursuant to Section 1 of the Stockholders Agreement, any additional shares of Common Stock, if after such acquisition Buyer and Buyer's affiliates, in the aggregate, would be the beneficial owners of Common Stock in excess of 25% of the total issued and outstanding Common Stock of the Company on a fully diluted basis; provided, however, Buyer shall not be in breach or in default of this Section 4.07 if any action taken by the Company (including without limitation, share repurchase programs and the declaration of a dividend by the Company payable at the election of security holders of the Company either in cash or in Common Stock) shall cause Buyer to own more than 25% of the total issued and outstanding Common Stock on a fully diluted basis. Notwithstanding anything contained herein, the restriction contained in this Section 4.07 shall no longer be applicable and Buyer shall not be restricted from acquiring any additional shares of Common Stock by virtue hereof if any of the following events shall occur: (i) the Group (as such term is defined in the Stockholders Agreement) increases its ownership of Common

Stock such that, in the aggregate, it owns 10% more of the total issued and outstanding Common Stock of the Company on a fully diluted basis than it does on the date hereof; (ii) a third party (other than Buyer or any member of the Group) acquires 5% or more of the total issued and outstanding Common Stock on a fully diluted basis by transactions over any securities exchange or over-the-counter market; or (iii) a third party (other than Buyer or any member of the Group) acquires 10% or more of the total issued and outstanding Common Stock on a fully diluted basis directly from the Company.

                                   ARTICLE V.

                                 INDEMNIFICATION

     SECTION 5.01. Survival. The representations and warranties made by the Company in Sections 2.12 and 2.13 shall survive the Closing until the expiration of the statute of limitations period applicable to claims that may be asserted against the Company in respect of the matters covered thereby; the representations and warranties of the Company in Sections 2.01, 2.02 and 2.03 shall survive indefinitely; all other representations and warranties of the parties contained in this Agreement shall survive the Closing for a period of 25 months from the Closing Date, in each case regardless of any investigation that may have been or may be made at any time by or on behalf of the Company or Buyer. The covenants and agreements of the parties contained in this Agreement that contemplate actions to be taken (a) prior to the Closing shall not survive the Closing and (b) after the Closing shall survive until such actions shall have been taken or performed substantially in accordance with the terms of the applicable covenant or agreement.

     SECTION 5.02. Indemnification Relating to this Agreement. (a) The Company shall indemnify Buyer, any of the Buyer's controlling persons, and each of Buyer's directors, officers, shareholders, affiliates, employees, agents, successors and permitted assigns, from and against any and all losses, liabilities, claims, damages, obligations, liens, assessments, judgments, awards, fines, interest, penalties, costs and expenses (including reasonable attorneys' fees and expenses) ("Losses") resulting or arising from:

                    1. any breach by the Company of any representation or warranty of the Company set forth in this Agreement or in any agreement, certificate or other document executed by the Company and delivered to Buyer pursuant to the provisions of this Agreement; and

                    2. any failure of the Company to comply with any covenant or agreement of the Company set forth in this Agreement.

     (b) Buyer shall indemnify the Company, and each director, employee, agent, officer, employee, agent, successor and assign of the Company, from and against all Losses resulting or arising from:

                    1. any breach by Buyer of any  representation or warranty of
               Buyer set forth in this Agreement or in any agreement, certificate or other document executed by Buyer delivered to the Company pursuant to the provisions of this Agreement;

                    2. any  failure  of Buyer to  comply  with any  covenant  or agreement of Buyer set forth in this Agreement.

     SECTION 5.03. Indemnification Procedures.

     (a) Procedures for Indemnification of Third Party Claims.

          (i) If a party entitled to indemnification under Section 5.02 (an "Indemnitee") shall receive notice or otherwise learn of the assertion by a Person who is not a party to this Agreement, of any claim or of the commencement or threat by any such Person of any action, suit, arbitration, inquiry, proceeding or investigation by or before any court or other Governmental Agency (a "Third Party Claim") with respect to which the other party may be obligated to provide indemnification pursuant to Section 5.02 (an "Indemnifying Party"), such Indemnitee shall give such Indemnifying Party written notice thereof promptly after becoming aware of such Third Party Claim; provided that the failure of any Indemnitee to give notice as provided in this Section 5.03(a) shall not relieve the related Indemnifying Party of its obligations under this
Article VII, except to the extent that such Indemnifying Party is prejudiced by such failure to give notice. Such notice shall describe the Third Party Claim in reasonable detail and, if ascertainable, shall indicate the amount (estimated if necessary) of the Loss that has been or may be sustained by such Indemnitee.

          (ii) An Indemnifying Party may elect to defend or to seek to settle or compromise, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any Third Party Claim. Within 30 days of the receipt of notice from an Indemnitee in accordance with Section 5.03(a)(i) (or sooner, if the nature of such Third Party Claim so requires), the Indemnifying Party shall notify the Indemnitee of its election whether the Indemnifying Party will assume responsibility for defending such Third Party Claim, which election shall specify any reservations or exceptions. If the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnitee shall be kept reasonably informed with respect to, and shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise or settlement thereof, but the fees and expenses of such separate counsel shall be the expense of such Indemnitee unless (x) the Indemnifying Party agrees in advance to pay such fees and expenses or (y) the Indemnitee shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party, in which case the fees and expenses of such separate counsel shall be borne by the Indemnifying Party. If an Indemnifying Party elects not to assume responsibility for defending a Third Party Claim, or fails to notify an Indemnitee of its election as provided in this Section 7.03(a)(ii), such Indemnitee may defend or seek to compromise or settle such Third Party Claim at the expense of the Indemnifying

Party. Unless waived, neither an Indemnifying Party nor an Indemnitee shall consent to entry of any judgment or enter into any settlement of any Third Party Claim which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee, in the case of a consent or settlement by an Indemnifying Party, or the Indemnifying Party, in the case of a consent or settlement by the Indemnitee, of a written release from all liability in respect of such Third Party Claim.

          (iii) If an Indemnifying Party chooses to defend or to seek to compromise or settle any Third Party Claim, the related Indemnitee shall make available to such Indemnifying Party (in a manner that will not unreasonably interfere with the conduct of the Indemnitee's business) any personnel or any books, records or other documents within its control or which it otherwise has the ability to make available that are necessary or appropriate for such defense, settlement or compromise, and shall otherwise cooperate (in a manner that will not unreasonably interfere with the conduct of the Indemnitee's business) in the defense, settlement or compromise of such Third Party Claim.

          (iv) Notwithstanding anything in this Section 5.03(a) to the contrary,
(A) neither an Indemnifying Party nor an Indemnitee shall, without the written consent of the other party, settle or compromise or consent to the entry of any judgment with respect to any action or Third Party Claim if the effect thereof is to admit any criminal liability by, or to permit any injunctive relief or other order providing non-monetary relief to be entered against, the other party and (B) neither an Indemnifying Party nor an Indemnitee may settle or compromise any claim without the consent of the other (which consent shall not be unreasonably withheld). Subject to clause (A) of this paragraph (iv), if an Indemnifying Party notifies the related Indemnitee in writing of such Indemnifying Party's desire to settle or compromise a Third Party Claim on the basis set forth in such notice (provided that such settlement or compromise includes as an unconditional term thereof the giving by the claimant or plaintiff of a written release of the Indemnitee from all liability in respect thereof) and the Indemnitee shall notify the Indemnifying Party in writing that such Indemnitee declines to accept any such settlement or compromise, such Indemnitee may continue to contest such Third Party Claim, free of any participation by such Indemnifying Party, at such Indemnitee's sole expense. In such event, the obligation of such Indemnifying Party to such Indemnitee with respect to such Third Party Claim shall be equal to (1) the reasonable costs and expenses of such Indemnitee prior to the date such Indemnifying Party notifies such Indemnitee of the offer to settle or compromise (to the extent such costs and expenses are otherwise indemnifiable hereunder) plus (2) the lesser of (x) the amount of any offer of settlement or compromise which such Indemnitee declined to accept and (y) the actual out-of-pocket amount such Indemnitee is obligated to pay subsequent to such date as a result of such Indemnitee's continuing to contest such Third Party Claim.

          (v) In the event of payment by an Indemnifying Party to any Indemnitee in connection with any Third Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right or claim relating to such Third Party Claim against any claimant or plaintiff asserting such Third Party Claim or against any other Person. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.

     (b) Other Procedures for Indemnification.

          (i) Any claim on account of a Loss which does not result from a Third Party Claim shall be asserted by written notice given by the Indemnitee to the related Indemnifying Party. Such Indemnifying Party shall have a period of 30 days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such 30 day period, such Indemnifying Party shall be deemed to have refused to accept responsibility to make payment. If such Indemnifying Party does not respond within such 30 day period or rejects such claim in whole or in part, such Indemnitee shall be free to pursue such remedies as may be available to such party under applicable law.

          (ii) If the amount of any liability shall, at any time subsequent to the payment required by this Agreement, be reduced by recovery, settlement or otherwise, the amount of such reduction, less any expenses incurred in connection therewith, shall promptly be repaid by the Indemnitee to the Indemnifying Party.

     (c) Notwithstanding anything to the contrary contained herein, to the extent that an Indemnified Party receives proceeds from insurance policies for Losses incurred, the liability of the Indemnifying Party shall be reduced by the amount of insurance proceeds received.

     (d) Notwithstanding anything to the contrary contained herein, except with respect to a breach of Section 2.03 or Section 4.05 herein as to which this
Section 5.03(d) shall not apply, (i) no party shall have any obligation under the Indemnification provisions set forth herein, unless and until and only to the extent that the aggregate of all Losses for which any such party is responsible under such indemnification provision exceeds the amount of $125,000 and (ii) the liability of the Company under such indemnification provisions shall not be in excess of the consideration actually received by the Company pursuant to Section 1.01 hereof. Notwithstanding the foregoing, however, no individual claim for Losses for an amount less than $1,000 shall be subject to indemnification hereunder.

     (e) The parties agree that the Losses which would result to Buyer from a breach by the Company of the covenant contained in Section 4.05 herein would be an amount equal to the amount of dividends paid in violation of such covenant.

     SECTION 5.04. Remedies Cumulative. The remedies provided in this Article VII shall be cumulative and shall not preclude assertion by an Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

                                   ARTICLE VI.

                                  MISCELLANEOUS

     SECTION 6.01. Further Assurances. From and after the Closing Date, each of the Company and Buyer shall, at any time and from time to time, make, execute and deliver, or cause to be made, executed and delivered, such instruments, agreements, consents and assurances and take or cause to be taken all such actions as may reasonably be requested by the other party hereto to effect the purposes and intent of this Agreement.

     SECTION 6.02. Expenses. Except as otherwise provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall occur.

     SECTION 6.03. Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given on (i) the day on which delivered personally or by telecopy (with prompt confirmation by mail) during a business day to the appropriate location listed as the address below, (ii) three business days after the posting thereof by United States registered or certified first class mail, return receipt requested, with postage and fees prepaid or
(iii) one business day after deposit thereof for overnight delivery. Such notices, requests, demands, waivers or other communications shall be addressed as follows:

                  (a)  if to the Company to:

                       Byron Preiss Multimedia Company, Inc.
                       24 West 25th Street
                       New York, New York  10010
                       Attn:  Byron Preiss, President
                       Telecopy No.:  (212) 627-2788
                       with a copy to:

                       Kane Kessler, P.C.
                       1350 Avenue of the Americas
                       New York, New York  10019
                       Attn:  Robert Lawrence, Esq.
                       Telecopy No.: (212) 245-3009

                  (b)  if to Buyer, to:

                       Simon & Schuster, Inc.
                       1230 Avenue of the Americas
                       New York, New York  10020
                       Attn:  Mitchell Haber, Senior VP Corporate Development
                       Telecopy No.:   (212) 632-8082

                       with a copy to:

                       Simon & Schuster, Inc.
                       1230 Avenue of the Americas
                       New York, New York  10020
                       Attn:  Mark Morrill, General Counsel
                       Telecopy No.:   (212) 698-7171

                       with a copy to:

                       Viacom Inc.
                       1515 Broadway
                       New York, New York  10036
                       Attn:  Office of General Counsel
                       Telecopy No.:    (212) 846-1428

or to such other person or address as any party shall specify by notice in writing to the other party.

     SECTION 6.04. Entire Agreement. This Agreement (including the Exhibits, Annexes and other documents referred to herein) constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, oral and written, between the parties with respect to the subject matter hereof.

     SECTION 6.05. Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned by any party without the prior written consent of the other party; provided, however, that Buyer may, without such consent, assign this Agreement to any wholly-owned subsidiary or affiliate (as such term is defined in the Securities Act) of Buyer, but such assignment shall not relieve Buyer of its obligations hereunder in the event such assignee fails to perform such obligations. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, other than rights conferred upon Indemnified Parties under Article VII.

     SECTION 6.06. Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

     SECTION 6.07. Extension; Waiver. The Company or Buyer may, to the extent legally allowed, (i) extend the time specified herein for the performance of any of the obligations of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, (iii) waive compliance by the other party with any of the agreements or covenants of such other party contained herein or
(iv) waive any condition to such waiving party's obligation to consummate the transactions contemplated hereby or to any of such waiving party's other obligations hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. Any such extension or waiver by any party shall be binding on such party but not on the other party entitled to the benefits of the provision of this Agreement affected unless such other party also has agreed to such extension or waiver. No such waiver shall constitute a waiver of, or estoppel with respect to, any subsequent or other breach or failure to comply strictly with the provisions of this Agreement. The failure of any party to insist on strict compliance with this Agreement or to assert any of its rights or remedies hereunder or with respect hereto shall not constitute a waiver of such rights or remedies. Whenever this Agreement requires or permits consent or approval by any party, such consent or approval shall be effective if given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 6.07.

     SECTION 6.08. Interpretation. When a reference is made in this Agreement to Sections, Articles, Exhibits, Annexes or Schedules, such reference shall be to a Section, Article, Exhibit, Annex or Schedule (as the case may be) of this Agreement unless otherwise indicated. When a reference is made in this Agreement to a "party" or "parties", such reference shall be to a party or parties to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The use of any gender herein shall be deemed to be or include the other genders and the use of the singular herein shall be deemed to be or include the plural (and vice versa), wherever appropriate. The use of the words "hereof", "herein", "hereunder" and words of similar import shall refer to this entire Agreement, and not to any particular article, section, subsection, clause, paragraph or other subdivision of this Agreement, unless the context clearly indicates otherwise.

     SECTION 6.09. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

     SECTION 6.10. Applicable Law. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws rules thereof.

     SECTION 6.11. Schedules. Information set forth on any Schedule to this Agreement shall be deemed to be incorporated by reference into every other Schedule to this Agreement to the extent applicable.

     SECTION 6.12. Severability. In the event that any provision hereof shall be held to be invalid or unenforceable, the same shall not affect in any respect whatsoever the validity or enforceability of the remaining severable provision hereof, and this Agreement shall be carried out as if any such invalid or unenforceable provisions were not contained herein.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                                           BYRON PREISS MULTIMEDIA COMPANY, INC.



                                           By: /s/ Byron Preiss
                                              --------------------------------
                                               Name:  Byron Preiss
                                               Title: President


                                           VIACOM INTERNATIONAL INC.



                                           By: /s/ Rudolph L. Hertlein
                                              --------------------------------
                                               Name:  Rudolph L. Hertlein
                                               Title: Senior Vice President
                                                      Corporate Development